EXHIBIT NO. 99.10

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference made to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors and Financial Statements" in each Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 33-1657 on Form N-1A of our report dated July 7, 2000 on the financial statements and financial highlights of MFS Emerging Markets Equity Fund, MFS International Growth and Income Fund and MFS International Growth Fund, each a series of MFS Series Trust X, included in the 2000 Annual Reports to Shareholders.


                                                       ERNST & YOUNG LLP
                                                       -----------------
                                                       Ernst & Young LLP


Boston, Massachusetts
September 22, 2000